                                                                     EXHIBIT 5.1

                          OPINION OF PARKER CHAPIN LLP

                                               July 7, 2000

Xybernaut Corporation
12701 Fair Lakes Circle
Fairfax, Virginia  22033

Gentlemen:

          We have acted as counsel to Xybernaut Corporation, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the offering of 625,023 shares (the "Shares") of Common Stock, par value $.01 per share (the "Common Stock").

          In connection with the foregoing, we have examined originals or copies, satisfactory to us, of the Company's (i) Certificate of Incorporation and (ii) By-laws. We have also reviewed such other matters of law and examined and relied upon all such corporate records, agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies or facsimiles. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates of officers or other representatives of the Company.

          Based upon and subject to the foregoing, we are of the opinion that the Shares have been validly issued and are fully paid and non-assessable.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to us under the caption "Legal Matters" in the prospectus constituting part of the Registration Statement.

                                                 Very truly yours,

                                                 /s/ Parker Chapin LLP

                                                 PARKER CHAPIN LLP